UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 01, 2026

NEXT-ChemX Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-56379	32-0446353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9101 West Alta Drive, Suite 202 Las Vegas, NV	89145
(Address of Principal Executive Offices)	(Zip Code)

(725) 867-0789

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON	CHMX	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Legal proceedings.

On or about April 06, 2026, NEXT-ChemX Corporation, Nevada (the “Company”) agreed to dismiss the following lawsuit previously filed on or about October 22, 2025, against Sparkie Properties LLC, Glenn A. Little, and Empire Stock Transfer Inc. Case Number A-25-931193-C.

The dismissal was filed in Las Vegas in the District Court for Clark County, Nevada.

On or about December 31, 2025, In the Texas Eleventh Court of Appeals, Trial Court Cause No. CV58242 Benton Wilcoxon, Appellant v. Sparkie Properties, LLC., Appellee. The Appeals Court rendered their opinion in favor of Sparkie Properties, LLC, the appeals court overruled both Benton Wilcoxon’s issues.

The triggering event that is the cause of this Form 8-K filing is deemed by management to be the Company’s considered the event of the agreed upon status of lawsuits referenced and described herein to be of such material importance that a public filing noting the dismissal of lawsuits.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2026	By:	/s/ John Michael Johnson
	Name:	John Michael Johnson
	Title:	President and CEO